UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

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Securities Exchange Act of 1934

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NORTHERN FUNDS

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	APRIL [ ], 2011

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made subadviser changes within certain of the Funds.

Each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of Metropolitan West Capital Management, LLC (“MetWest Capital”) as a sub-adviser to the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”), effective January 18, 2011, and the appointment of NWQ Investment Management Company, LLC to sub-advise a portion of the Large Cap Fund, effective February 1, 2011. The Board made the decision to terminate MetWest Capital, based upon Northern’s recommendation, due to the departure from MetWest Capital of its co-founder, chief investment officer and portfolio manager, Howard Gleicher, as well as other key personnel.

The Board also approved the termination of MetWest Capital and Copper Rock Capital Partners LLC (“Copper Rock”) as sub-advisers to the Northern Multi-Manager Small Cap Fund (the “Small Cap Fund”), effective January 18, 2011 and January 19, 2011, respectively, and the appointment of Allianz Global Investors Capital LLC and Cardinal Capital Management LLC to sub-advise portions of the Small Cap Fund, effective February 1, 2011. The Board made the decisions to terminate MetWest Capital and Copper Rock, based upon Northern’s recommendations, in the case of MetWest Capital, because of the departure of Howard Gleicher and other key personnel, and in the case of Copper Rock, for performance-related reasons.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We are excited about these changes and assure you that we will continue to closely monitor the subadvisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Andrew C. Smith, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER LARGE CAP FUND AND

MULTI-MANAGER SMALL CAP FUND

This Joint Information Statement is being provided to the shareholders of the Northern Multi-Manager Large Cap Fund (the “Large Cap Fund”) and the Northern Multi-Manager Small Cap Fund (the “Small Cap Fund” and, together with the Large Cap Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to terminate subadvisers, and to engage and to enter into and materially amend an existing subadvisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

Shareholders of record at the close of business on March 1, 2011 are entitled to receive this Joint Information Statement. This Joint Information Statement is being sent to shareholders of the Funds on or about April 29, 2011.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, Inc. (“NTI”) (each, an “Investment Adviser” and collectively, the “Investment Advisers”), serve jointly as the Investment Advisers for the Funds and are responsible for their overall administration.

The Investment Advisers are responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Advisers, subject to approval by the Board, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the Order. The Investment Advisers have delegated substantially all their portfolio management responsibilities for the Funds to subadvisers, with the exception of cash management services for the Funds. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies. The initial sole shareholder of the Large Cap Fund approved the Advisory Agreement on August 3, 2007. The initial sole shareholder of the Small Cap Fund approved the Advisory Agreement on June 21, 2006.

The Investment Advisers are entitled to an advisory fee as compensation for their services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	ANNUAL FEE RATE	AVERAGE DAILY NET ASSETS
Large Cap Fund	0.90%	First $1 Billion
	0.85%	Next $1 Billion
	0.81%	Over $2 Billion
Small Cap Fund	1.10%	First $1 Billion
	1.03%	Next $1 Billion
	0.99%	Over $2 Billion

NWQ Investment Management Company, LLC and the NWQ Agreement

THE NWQ AGREEMENT. At a meeting of the Board held on January 5, 2011, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “NWQ Agreement”) with respect to the Large Cap Fund among the Investment Advisers and NWQ Investment Management Company, LLC (“NWQ”). The NWQ Agreement became effective on February 1, 2011. Under the NWQ Agreement, NWQ manages a portion of the Large Cap Fund’s assets. The Large Cap Fund’s remaining assets are currently allocated among three other subadvisers: Delaware Management Company, Inc., Jennison Associates LLC and Marsico Capital Management, LLC, each of which manages a portion of the Large Cap Fund’s assets.

From October 2007 until January 18, 2011, Metropolitan West Capital Management, LLC (“MetWest Capital”) managed a portion of the Large Cap Fund’s assets pursuant to a subadvisory agreement dated August 3, 2007, an interim subadvisory agreement dated October 18, 2008 and a subsequent subadvisory agreement dated November 2, 2008 among the Investment Advisers and MetWest Capital (the “MetWest Large Cap Agreement”). The MetWest Large Cap Agreement was terminated by the Board as of January 18, 2011 upon the recommendation of the Investment Advisers. The Investment Advisers’ recommendation was due to the departure from MetWest Capital of the firm’s co-founder, chief investment officer and portfolio manager, Howard Gleicher, and other key personnel. For this reason, and based on their evaluation of NWQ’s investment advisory operations and capabilities, the Investment Advisers

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recommended that the Board approve the NWQ Agreement. From January 18, 2011 until February 1, 2011, the Investment Advisers managed the portion of the Large Cap Fund previously managed by MetWest Capital.

The NWQ Agreement provides that NWQ shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Large Cap Fund’s assets that the Investment Advisers may allocate to NWQ. The NWQ Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, NWQ shall use its best judgment to obtain the best overall terms available, and (ii) NWQ shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, NWQ is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, NWQ may consider the brokerage and research services provided to the Large Cap Fund and/or other accounts over which NWQ or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The NWQ Agreement provides that NWQ, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Large Cap Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, NWQ will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Large Cap Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Large Cap Fund or the amount of the securities that are able to be sold for the Large Cap Fund. The NWQ Agreement permits NWQ, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of NWQ’s opinion of the reliability and quality of the broker or dealer.

The NWQ Agreement provides that NWQ shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The NWQ Agreement also provides that each Investment Adviser will indemnify NWQ against certain liabilities and expenses, except that NWQ shall not be indemnified for any liability and expenses that result from NWQ’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the NWQ Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Large Cap Fund may terminate the NWQ Agreement without penalty upon 60 days’ written notice. The Investment Advisers may terminate the NWQ Agreement immediately upon notice to NWQ. The NWQ Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The NWQ Agreement also may be terminated by NWQ upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

NWQ receives fees from the Investment Advisers for its services out of the fees that the Large Cap Fund pays to the Investment Advisers under the Advisory Agreement. The Large Cap Fund pays no additional fees directly to NWQ. The Large Cap Fund would have paid the same amount of advisory fees had the NWQ Agreement been in effect during the last fiscal year.

INFORMATION ABOUT NWQ. NWQ is a registered investment adviser that was founded in 1982 and most recently reorganized in August 2002 as a Delaware limited liability company. NWQ is a subsidiary of Nuveen Investments, Inc., maintaining autonomy with regard to personnel, investment philosophy, process, style and client relationships. NWQ’s principal business address is 2049 Century Park East, 16th Floor, Los Angeles, California 90067. As of December 31, 2010, NWQ managed approximately $21.9 billion in assets under management. NWQ is a disciplined, opportunistic, bottom-up research driven firm. Its investment philosophy emphasizes attractive valuation, downside protection, and identifying catalysts or inflection points with respect to the purchase and sale of individual securities.

PORTFOLIO MANAGER. Jon D. Bosse, CFA, is a portfolio manager, and co-president, managing director and the chief investment officer for NWQ. Prior to joining NWQ in 1996, Mr. Bosse spent ten years with ARCO Investment Management Company where, in addition to managing a value-oriented fund, he was the director of equity research.

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MULTI-MANAGER FUNDS

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PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of NWQ indicating position(s) held with NWQ and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NWQ at the address noted above.

NAME	POSITION(S) HELD WITH NWQ	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Jon D. Bosse, CFA	Co-President, Chief Investment Officer, Managing Director and Portfolio Manager	None
John E. Conlin	Co-President and Chief Operating Officer	Director, Pope Resources Limited; Board of Advisors, University of Michigan; Endowment Investment Committee, University of Rochester; Board of Advisors, Victory Park Central

OTHER ADVISORY CLIENTS. NWQ also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the Large Cap Fund. The table below sets forth certain information with respect to such investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUB-ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSES LIMIT
HSBC Investor Value Fund	$51,747,445 at Oct. 31, 2010	0.35% up to $500 million; 0.30% over $500 million, up to $1 billion; 0.25% in excess of $1 billion	N/A
MTB Large Cap Value Fund	$163,112,194 at Oct. 31, 2010	0.45%	N/A
Nuveen NWQ Large-Cap Value Fund	$291,392,450 at Oct. 31, 2010	0.50%	1.10% through Oct. 31, 2011 and 1.35% thereafter

See pages 7 to 8 for a discussion of the Board’s considerations in approving the NWQ Agreement.

Allianz Global Investors Capital LLC and the Allianz Agreement

THE ALLIANZ AGREEMENT. At a Board meeting held on January 5, 2011, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “Allianz Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Allianz Global Investors Capital LLC (“Allianz”). The Allianz Agreement became effective on February 1, 2011. Under the Allianz Agreement, Allianz manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Cardinal Capital Management LLC, Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, each of which manages a portion of the Small Cap Fund’s assets.

From June 2006 until January 18, 2011, MetWest Capital managed a portion of the Small Cap Fund’s assets pursuant to a subadvisory agreement dated June 22, 2006, an interim subadvisory agreement dated October 18 2008 and a subsequent subadvisory agreement dated November 2, 2008 among the Investment Advisers and MetWest Capital (the “MetWest Small Cap Agreement”). The Board terminated the MetWest Small Cap Agreement as of January 18, 2011 upon the recommendation of the Investment Advisers. The Investment Advisers’ recommendation was due to the departure from MetWest Capital of the firm’s co-founder, chief investment officer and portfolio manager, Howard Gleicher, and other key personnel. The Investment Advisers recommended that the Board approve the Allianz Agreement based on their evaluation of Allianz’ investment advisory operations and capabilities. From January 18, 2011 until February 1, 2011, the Investment Advisers managed the portion of the Small Cap Fund previously managed by MetWest Capital.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

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APRIL [    ], 2011

The terms and conditions of the Allianz Agreement are substantially the same as the NWQ Agreement except for the subadvisory fees. See pages 2 through 3 for a discussion of these terms. The material terms of the Allianz Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Small Cap Fund, Cardinal Capital Management LLC, Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, except for the subadvisory fees.

As compensation for its services under the Allianz Agreement, Allianz receives fees from the Investment Advisers out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. The Small Cap Fund does not pay any additional fees directly to Allianz. The Small Cap Fund would have paid the same amount of advisory fees had the Allianz Agreement been in effect during the last fiscal year.

INFORMATION ABOUT ALLIANZ. Allianz is registered as an investment adviser with the SEC and is organized as a Delaware limited liability company. Its principal place of business is located at 600 West Broadway, San Diego, California 92101. Allianz also has an office located at 1345 Avenue of the Americas, New York, New York 10105. As of December 31, 2010, Allianz had assets under management of $13.4 billion. The investment team believes that fundamental research from a strategic perspective is the best way to identify differentiated insights about a stock’s earning potential The investment team seeks to invest in companies with strong earnings growth, and believes that capturing the dynamic and powerful compounding effects of growing businesses requires a long-term buy and hold strategy.

PORTFOLIO MANAGERS. Michael Corelli and Eric Sartorius, CFA, are responsible for the day-to-day management of the portion of the Fund sub-advised by Allianz. Mr. Corelli is a managing director and portfolio manager for Allianz. He has been a member of the Small Cap Growth team since its inception in early 1999, and spent four years as a senior analyst on the team prior to becoming portfolio manager in early 2003. Prior to that, he spent six years at Bankers Trust working on the small and mid cap growth strategies. He has seventeen years of investment industry experience. Mr. Sartorius is a senior vice president and portfolio manager for Allianz. He specializes in researching the information technology, medical technology and health care sectors of the small-cap equity market. Prior to joining the firm in 2001, he spent two years as a research associate covering the technology sector at Fred Alger Management. He has eleven years of investment industry experience.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and principal of Allianz indicating position(s) held with Allianz and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Allianz at the address noted above.

NAME	POSITION(S) HELD WITH ALLIANZ	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Barbara R. Claussen	Member of the Management Board	None
Charles H. Field	Managing Director and Chief Legal Officer	None
Benno J. Fischer	Member of the Management Board	None
Michael J. Puntoriero	Managing Director and Chief Financial Officer	None
Mary Ann Schrieber	Member of the Management Board	None
Horacia A. Valeiras	Managing Director, Chief Investment Officer, Member of the Management Board	President of the Board, Opdenweyer – Alcus Cypress Company; Investment Committee Member, San Diego Foundation; Chairman of the Board, Virginia Tech Foundation
Marna C. Whittington, Ph.D.	Managing Director, Chief Executive Officer, Member of the Management Board	Director, Strategic Partnerships LLC; Director, Rohm Haas; Director, Philadelphia Contributorship; Director, Federated Department Stores; Trustee, Middlebury College; Board Member and Member of the Investment Committee, Salk Institute for Biological Studies

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

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OTHER ADVISORY CLIENTS. Allianz also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the Small Cap Fund. The table below sets forth certain information with respect to such investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUB-ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
Penn Series Funds — Small Cap Growth Fund	$88,811,210 at Dec. 31, 2010	0.50% of the first $50 million; 0.45% of the next $50 million; 0.40% in excess of $100 million	N/A
SEI Institutional Investments Trust — Small Cap Fund	$157,663,114 at Dec. 31, 2010 (portion subadvised by Allianz)	Not publicly disclosed	N/A
SEI Institutional Managed Trust — Small Cap Fund	$118,282,909 at Dec. 31, 2010 (portion subadvised by Allianz)	Not publicly disclosed	N/A
AZL AGIC Opportunity Fund	$193,512,342 at Dec. 31, 2010	0.60% of the first $50 million; 0.55% of the next $200 million; 0.50% thereafter	N/A
Allianz AGIC Opportunity Fund	$294,055,261 at Dec. 31, 2010	0.60%	N/A

See pages 7 to 8 for a discussion of the Board’s considerations in approving the Allianz Agreement.

Cardinal Capital Management LLC and the Cardinal Agreement

THE CARDINAL AGREEMENT. At a Board meeting held on January 5, 2011, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “Cardinal Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Cardinal Capital Management LLC (“Cardinal”). This agreement became effective on February 1, 2011. Under the Cardinal Agreement, Cardinal manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Allianz, Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, each of which manages a portion of the Small Cap Fund’s assets.

From November 2007 until January 19, 2011, Copper Rock Capital Partners LLC (“Copper Rock”) managed a portion of the Small Cap Fund’s assets pursuant to a subadvisory agreement dated November 16, 2007 among the Investment Advisers and Copper Rock (the “Copper Rock Agreement”). The Board terminated the Copper Rock Agreement as of January 19, 2011 upon the recommendation of the Investment Advisers. The Investment Advisers based their recommendation on performance-related reasons. The Investment Advisers recommended that the Board approve the Cardinal Agreement based on their evaluation of Cardinal’s investment advisory operations and capabilities. From January 19, 2011 until February 1, 2011, the Investment Advisers managed the portion of the Small Cap Fund previously managed by Copper Rock.

The terms and conditions of the Cardinal Agreement are substantially the same as the NWQ Agreement except for the subadvisory fees. See pages 2 through 3 for a discussion of these terms. The material terms of the Cardinal Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Small Cap Fund, Allianz, Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, except for the subadvisory fees.

The Investment Advisers pay Cardinal for its services out of the advisory fees that the Small Cap Fund pays under the Advisory Agreement. The Small Cap Fund does not pay any additional fees to Cardinal. The Small Cap Fund would have paid the same amount of advisory fees had the Cardinal Agreement been in effect during the last fiscal year.

INFORMATION ABOUT CARDINAL. Cardinal is located at One Greenwich Office Park, Greenwich, CT 06831 and was founded in 1995. Cardinal had approximately $1.1 billion in assets under management as of August 31, 2010. Cardinal employs a cash flow-oriented investment process. The firm believes that a company’s stock price is ultimately determined by its ability to generate excess cash flow and to redeploy that cash to enhance shareholder value.

PORTFOLIO MANAGERS. A four-person team is responsible for the day-to-day management of the portion of the Fund

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APRIL [    ], 2011

sub-advised by Cardinal. The members of the team are Amy K. Minella, Eugene Fox, Robert B. Kirkpatrick and Rachel D. Matthews. All of the team members are portfolio managers and no one member has been assigned any other specific role or had any limitations placed in that role. Ms. Minella has served as the managing partner and a portfolio manager of Cardinal since its founding in 1995. Mr. Fox has served as portfolio manager since the Cardinal’s founding in 1995 and has been a Partner since 2001. Mr. Kirkpatrick has served as portfolio manager since joining Cardinal in 2000 and has been a Partner since 2004. Ms. Matthews joined Cardinal as an analyst in 2001 and has served as portfolio manager since 2009.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Below is a list of each executive officer and directors of Cardinal indicating position(s) held with Cardinal and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Cardinal at the address noted above.

NAME	POSITION(S) HELD WITH CARDINAL	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Eugene Fox	Member	None
Robert B Kirkpatrick	Member	None
Amy L. Minella	Member	None

OTHER ADVISORY CLIENTS. Cardinal also acts as investment subadviser to the registered investment company set forth below, which has similar investment objectives to the Small Cap Fund.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUB-ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
Brown Cardinal Small Companies Fund	$80,733,743 at Dec. 31, 2010	0.75%	N/A

TRUSTEES’ CONSIDERATIONS IN APPROVING THE AGREEMENTS. The Board, including a majority of all the Independent Trustees approved the NWQ, Allianz and Cardinal Agreements at a meeting held on January 5, 2011 (the “Meeting”). NWQ, Allianz and Cardinal are referred to collectively below as the “New Subadvisers.” In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Advisers and each New Subadviser regarding (i) the nature and quality of the services to be provided by the New Subadvisers, including the experience and qualifications of the personnel providing such services; (ii) the New Subadvisers’ financial condition, history of operations and ownership structure; (iii) the New Subadvisers’ brokerage and soft dollar practices; (iv) the New Subadvisers’ investment strategies and styles of investing; (v) the performance history of the New Subadvisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged; (vi) each New Subadviser’s compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadvisers’ conflicts of interest in managing the Funds; and (viii) the terms of the new subadvisory agreements. The Trustees also considered the Investment Advisers’ explanations for why the New Subadvisers were expected to impact Fund performance.

The Trustees also reviewed the Investment Advisers’ proprietary method for allocating assets among the various subadvisers and the proposed allocations of assets among the New Subadvisers and the other subadvisers to the applicable Fund.

In connection with the approvals of the new subadvisory agreements for each of the Funds, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to each of the New Subadvisers.

Nature, Extent and Quality of Services

The Trustees considered the information provided by the Investment Advisers with respect to each New Subadviser’s qualifications and experience in managing the type of strategies for which the New Subadviser was being engaged. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of each New Subadviser’s compliance programs and the recommended compliance monitoring schedule for each New Subadviser. The Trustees also considered the experience that each New Subadviser had with respect to managing investments for registered investment companies and the quality of the portfolio managers proposed to manage the respective Funds’ assets. Finally, the Trustees considered the New Subadvisers’ management of potential conflicts of interest that might result from their management of the Funds and other accounts. The Trustees concluded that the New Subadvisers were able to provide quality services to the Funds.

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Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadvisers were each paid by the Investment Advisers out of their advisory fees and not by the Funds. The Trustees also believed, based on the representations of the Investment Advisers, that each new subadvisory agreement had been negotiated at arms length among the Investment Advisers and the New Subadvisers. The Trustees also noted that the terms of the new subadvisory agreements were substantially identical to the existing subadvisory agreements with other subadvisers to the Funds. Finally, the Trustees considered the Investment Advisers’ representations that the fees to be paid to the New Subadvisers were reasonable in light of the anticipated quality of services to be provided by the New Subadvisers.

The Trustees also considered projected profitability to the Investment Advisers of the Large Cap Fund and the Small Cap Fund before and after the addition of the New Subadvisers. This comparison showed no material change to the Investment Advisers’ profitability. The Trustees did not consider profitability of the New Subadvisers as they did not consider it to be particularly relevant because the Investment Advisers would be paying the New Subadvisers out of their advisory fees. The Investment Advisers therefore have an incentive to negotiate the lowest possible subadvisory fees.

With respect to performance, the Trustees reviewed information showing historical performance of the New Subadvisers with respect to the investment strategies for which they were being engaged. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the performance of the respective Funds over various periods of time if the New Subadvisers had been managing the Funds along with the existing sub-advisers to those Funds.

Economies of Scale

The Trustees considered comparisons of the New Subadvisers’ fees at various asset levels of the Funds and in relation to the other existing sub-advisers of the Funds. The Trustees also considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the respective Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Advisers would be paying the New Subadvisers out of their advisory fees. Each Fund pays advisory fees at fee rates that decrease when the assets of the Fund increases to certain levels (breakpoints).

Other Benefits

The Trustees considered other benefits to be derived by the New Subadvisers as a result of their relationship with the Funds. These benefits included research and other benefits in connection with brokerage commissions paid by the Funds. The Trustees also considered the other relationships that the New Subadvisers had with the Investment Advisers, including subadvisory or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers, the Trustees concluded that the fees proposed to be paid to the New Subadvisers were reasonable in light of the services to be provided by them and that the new subadvisory agreements should be approved.

Additional Information

ADVISORY AND SUBADVISORY FEES. For the fiscal year ended March 31, 2010, the Large Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $5,115,713 and the Investment Advisers paid subadvisory fees to the subadvisers of the Large Cap Fund in the aggregate amount of $1,854,805.

For the fiscal year ended March 31, 2010, the Small Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,148,090 and the Investment Advisers paid subadvisory fees to the subadvisers of the Small Cap Fund in the aggregate amount of $2,050,598.

As of March 1, 2011, the Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each of the Small Cap Fund and the Large Cap Fund. For the fiscal year ended March 31, 2011, the Funds made no brokerage commission payments to affiliated persons.

INFORMATION ABOUT NTCC. NTCC, an Investment Adviser of the Funds, is a state bank and trust company organized under the laws of the State of Connecticut and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NTCC is a wholly-owned indirect subsidiary of the Northern Trust Corporation (“NTC”). NTCC is located at 300 Atlantic Street, Stamford, CT 06901. NTC is located at 50 South LaSalle Street, Chicago, IL 60603.

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APRIL [    ], 2011

The list below shows each executive officer and manager of NTCC indicating position(s) held with NTCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTCC at the address noted above.

NAME	POSITION(S) HELD WITH NTCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President	Executive Vice President, Chief Investment Officer and Director of NTI
Jennifer L. Driscoll	Director	None
Stephen A. Hearty	Director	None
Susan J. Hill	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President of NTI
Joseph W. McInerney	Chief Executive Officer and President	None
William L. Morrison	Director	None
Charles Mueller	Director	None
Stephen N. Potter	Director	Chief Executive Officer, President and Director of NTI
Beth M. Provanzana	Chief Financial Officer	Senior Vice President and Chief Financial Officer of NTI
Alan W. Robertson	Chairman and Director	Executive Vice President and Director of NTI
Andrew S.C. Smith	Chief Investment Officer	None

INFORMATION ABOUT NTI. NTI, an Investment Adviser of the Funds, is an Illinois state bank and an investment adviser registered under the Advisers Act. NTI is a wholly-owned indirect subsidiary of NTC. Each of these entities are located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	Executive Vice President of NTCC
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Mark C. Gossett	Executive Vice President and Director	None
Susan J. Hill	Chief Compliance Officer and Senior Vice President	Chief Compliance Officer of NTCC
Stephen N. Potter	Chief Executive Officer, President and Director	Director of NTCC
Beth M. Provanzana	Senior Vice President and Chief Financial Officer	Chief Financial Officer of NTCC
Alan W. Robertson	Executive Vice President and Director	Chairman and Director of NTCC
Joyce M. St. Clair	Executive Vice President and Director	None
Lloyd A. Wennlund	Executive Vice President and Director	None

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as each Fund’s distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of its March 31, 2010 annual report and its September 30, 2010 semi-annual report to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of March 1, 2011, the record date for shareholders receiving this Joint Information Statement, the Large Cap Fund and Small Cap Fund had 106,043,568 and 53,021,556 shares outstanding, respectively. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Funds as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of either of the Funds as of March 1, 2011.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, your Fund will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Funds’ Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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NORTHERN INFORMATION STATEMENT	11	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com